EXHIBIT 99.1

Splash Beverage Group Names Julius Ivancsits as Chief Financial Officer

FORT LAUDERDALE, FL, April 24, 2024 (GLOBE NEWSWIRE) -- via NewMediaWire - Splash Beverage Group, Inc. (NYSE American: SBEV) (“Splash” or the “Company”), a portfolio company of leading beverage brands, today announced the appointment of Julius Ivancsits as Chief Financial Officer effective April 24th, 2024.

Julius is a growth strategist with proven success scaling Public & PE-backed companies in both CPG and B2B organizations. “In addition, his prior experience in full deal cycle (diligence to integration) will play a critical role to Splash Beverage Group vision of growth through assisting the Company with its mergers and acquisitions strategy”, said Robert Nistico, Chief Executive Officer of Splash Beverage Group.

Mr. Ivancsits joins Splash with extensive finance, accounting, treasury, and IT experience. Prior to joining the Company, Mr. Ivancsits was Chief Financial Officer of Hexo Corporation assisted the Hexo with its sale to Tilray Brands last summer. In addition, he has served as CFO at Goba Capital, Alpha Measurement Solutions, and Be Green Packaging along with long multiple roles at CPKelco with progressively increasing experience. In addition, Mr. Ivancsits has demonstrated experience in raising capital through private equity and family office investments along with restructuring and expanding existing credit facilities. Mr. Ivancsits has a BS in Business from Eastern Illinois University.

“It is my privilege to join Splash Beverage Group at an exciting time in the company’s history. My prior experience in scaling, integrating, and driving profitable growth in Beverage, Packaging, and CPG organizations coupled with Splash’s strong leadership make this an ideal organization for me to join”, said Mr. Ivancsits.

Julius’ responsibilities at Splash will include overseeing all financial aspects of the company including accounting, tax, financial planning and analysis, treasury, M&A activities, and capital markets. He will report to the company’s Chief Executive Officer, Robert Nistico.

About Splash Beverage Group, Inc.

Splash Beverage Group, an innovator in the beverage industry, owns a growing portfolio of alcoholic and non-alcoholic beverage brands including Copa di Vino wine by the glass, SALT flavored tequilas, Pulpoloco sangria, and performance hydration and recovery drinks. Splash’s strategy is to rapidly develop early-stage brands already in its portfolio as well as acquire and then accelerate brands that have high visibility or are innovators in their categories. Led by a management team that has built and managed some of the top brands in the beverage industry and led sales from product launch into the billions, Splash is rapidly expanding its brand portfolio and global distribution.

For more information visit:
www.SplashBeverageGroup.com
www.copadivino.com
www.drinksalttequila.com
www.pulpo-loco.com

Forward-Looking Statement

This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements and factors that may cause such differences include, without limitation, the risks disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on March 8, 2021, and in the Company’s other filings with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

Contact Information:
Splash Beverage Group
Info@SplashBeverageGroup.com
954-745-5815